EXHIBIT 16.3


ANDERSEN ANDERSEN & STRONG, L.C.
--------------------------------
Certified Public Accountants and Business Consultants
                                                  941 East 3300 South, Suite 202
Member SEC Practice Section of the AICPA              Salt Lake City Utah  84106
                                                          Telephone 801 486-0096
                                                                Fax 801 486-0098





March 21, 2002



United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C.  20549

To Whom It May Concern:

We have read Item 4 of Form 8-K dated March 7, 2002, of Nutrastar, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K.





Very truly yours,


                                          /s/ Andersen, Andersen & Strong, L.C.